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                                                        Exhibit 99.(H)

                                    BYLAWS

                                      OF

                            TRIANGLE PACIFIC CORP.
                        (hereinafter the "Corporation")





                                  ARTICLE VII

                                INDEMNIFICATION

   Section 1.     General.   The Corporation  shall  indemnify, and advance
Expenses (as this and all other capitalized words used in this Article VII and not previously defined in these Bylaws are defined in Section 14 of this Article VII) to, Indemnitee to the fullest extent permitted by applicable law in effect on the date of the effectiveness of these Bylaws, and to such greater extent as applicable law may thereafter permit. The rights of Indemnitee provided under the preceding sentence shall include, but not be limited to, the right to be indemnified to the fullest extent permitted by
Section 145(b) of the D.G.C.L. in Proceedings by or in the right of the Corporation and to the fullest extent permitted by Section 145(a) of the D.G.C.L. in all other Proceedings. The provisions set forth below in this
Article VII are provided in furtherance, and not by way of limitation, of the obligations expressed in this Section 1.

   Section 2.     Expenses  Related   to   Proceedings.      If Indemnitee is,
by reason  of his  or  her  Corporate  Status,  a witness in  or a  party to and is successful, on the merits or otherwise, in any Proceeding, he or she shall be indemnified against all Expenses actually and reasonably incurred
by him or her or  on his  or  her  behalf  in  connection  therewith.    If
Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to any Matter in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses

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actually and  reasonably incurred  by him or her or on his or her behalf relating to each Matter. The termination of any Matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Matter.

   Section 3. Advancement of Expenses. Indemnitee shall be advanced Expenses within ten days after requesting them to the fullest extent permitted by Section 145(e) of the D.G.C.L.

   Section 4.     Request  for   Indemnification.    To  obtain indemnification
Indemnitee  shall submit  to  the  Corporation  a written request  with such
information as is reasonably available to Indemnitee.   The  Secretary of the
Corporation shall promptly advise the Board of Directors of such request.

   Section 5. Determining Entitlement to Indemnification if no Change of Control. If there has been no Change of Control at the time the request for indemnification is sent, Indemnitee's entitlement to indemnification shall be
determined in accordance with  Section   145(d)  of   the  D.G.C.L.    If
entitlement to indemnification is to be determined by Independent Counsel, the Corporation shall furnish notice to Indemnitee within ten days after receipt of the request for indemnification, specifying the identity and
address of  Independent Counsel.   Indemnitee  may, within fourteen  days after
receipt of  such written  notice  of selection, deliver to the Corporation a
written objection to such selection.   Such objection  may be  asserted only  on
the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and the objection shall set forth with particularity the factual basis of such assertion. If there is an objection to the selection of Independent Counsel,

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either the  Corporation or  Indemnitee may  petition the Court of Chancery of the State of Delaware or any other court of competent jurisdiction for a determination that the objection is without a reasonable basis and/or for the appointment as Independent Counsel of a person selected by the court.

   Section 6. Determining Entitlement to Indemnification if Change of Control. If there has been a Change of Control at the time the request for indemnification is sent, Indemnitee's entitlement to indemnification shall
be determined in a written opinion  by   Independent   Counsel   selected   by
Indemnitee. Indemnitee shall give the Corporation written notice advising of the identity and address of the Independent Counsel so selected. The Corporation may, within seven days after receipt of such written notice of selection, deliver to Indemnitee a written objection to such selection. Indemnitee may, within five days after receipt of such objection from the Corporation, submit the name of another Independent Counsel and the Corporation may, within seven days after receipt of such written notice of selection, deliver to Indemnitee a written objection to such selection. Any objection is subject to the limitations in Section 5 of this Article
VII. Indemnitee may petition the Court of Chancery of the State of Delaware or any other court of competent jurisdiction for a determination that the Corporation's objection to the first and/or second selection of Independent Counsel is without a reasonable basis and/or for the appointment as Independent Counsel of a person selected by the court.

   Section 7. Procedures of Independent Counsel. If there has been a Change of Control before the time the request for indemnification is sent by Indemnitee, Indemnitee shall be presumed (except as otherwise expressly provided in this Article VII) to be entitled to indemnification upon submission of a request for indemnification in accordance with Section 4 of this Article VII, and thereafter the Corporation shall have the burden of proof to overcome the presumption in reaching a determination contrary to the presumption. The presumption shall be used by Independent Counsel as a basis for a determination of entitlement to indemnification unless the Corporation provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of Independent Counsel convinces him or her by clear and convincing evidence that the presumption should not apply.

   Except in the event that the determination of entitlement to indemnification is to be made by Independent Counsel, if the person or persons empowered under Section 5 or 6 of this Article VII to determine entitlement to indemnification shall not have made and furnished to Indemnitee in writing a determination within sixty days after receipt by the Corporation of the request

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therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification or such indemnification is prohibited by law. The termination of any Proceeding or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article VII) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that (a) Indemnitee did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or (b) with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

   Section 8.     Expenses  of   Independent   Counse.      The Corporation
shall pay any and all reasonable fees and expenses of Independent Counsel incurred acting pursuant to this Article VII and in any proceeding to which it is a party or witness in respect of its investigation and written report and shall pay all reasonable fees and expenses incident to the procedures in
which such  Independent   Counsel  was   selected  or  appointed.    No
Independent Counsel may serve if a timely objection has been made to his or her selection until a court has determined that such objection is without a reasonable basis.

   Section 9.     Trial De  Novo.   In the  event  that  (a)  a determination is
made pursuant to Section 5 or 6 of this Article VII that Indemnitee is not entitled to indemnification under this Article VII, (b) advancement of Expenses is not timely made pursuant to Section 3 of this Article VII,
(c) Independent Counsel has not made and delivered a written opinion determining the request for indemnification (i) within ninety days after being appointed by a court, (ii) within ninety days after objections to his or her selection have been overruled by a court or (iii) within ninety days after the time for the Corporation or Indemnitee to object to his or her
selection or (d) payment of indemnification  is   not  made   within  five
days   after   a determination of  entitlement to indemnification has been made or deemed to have been made pursuant to Section 5, 6 or 7 of this Article VII, Indemnitee shall be entitled to an adjudication in any court of competent jurisdiction of his or her entitlement to such indemnification or
advancement  of Expenses.   In the event that a  determination shall have been
made that Indemnitee is not entitled  to   indemnification,  any   judicial
proceeding   or arbitration  commenced  pursuant  to  this  Section  9  shall be conducted in  all respects  as a de novo trial on the merits, and Indemnitee
shall  not be  prejudiced by  reason of  that  adverse determination.   If a
Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this Section 9, the

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Corporation shall  have the  burden of proving that Indemnitee is not entitled
to indemnification  or advancement  of Expenses, as the case  may be.   If  a
determination  shall have  been made or deemed  to   have  been  made  that
Indemnitee  is  entitled  to indemnification,  the   Corporation  shall   be
bound   by  such determination in  any judicial  proceeding commenced  pursuant to this Section 9, or otherwise, unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification, or such indemnification is prohibited by law.

   The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 9 that the procedures and presumptions of this Article VII are not valid, binding and enforceable and shall stipulate in any such court that the Corporation is bound by all
provisions of this Article VII.   In the  event that Indemnitee, pursuant to
this Section 9, seeks a judicial adjudication to enforce his or her rights under, or to recover damages for breach of, this Article VII, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by him or her in such judicial adjudication, but only if he or she prevails
therein.   If it shall be determined in such judicial adjudication that
Indemnitee is entitled to receive part but not all of the indemnification or
advancement  of   Expenses  sought,   the  Expenses  incurred  by Indemnitee in
connection with such judicial adjudication or arbitration shall be appropriately prorated.

   Section 10.    Non-Exclusivity.         The    rights     of indemnification
and   to  receive  advancement  of  Expenses  as provided by this Article VII shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of
Incorporation, these Bylaws, any agreement, a vote of stockholders, a resolution of the Board of Directors or otherwise. No amendment, alteration or repeal of this Article VII or any provision hereof shall be effective as to any Indemnitee for acts, events and circumstances that occurred, in whole
or  in  part,  before  such  amendment, alteration or  repeal.   The provisions
of this Article VII shall continue as to an Indemnitee whose Corporate Status has ceased and shall inure to the benefit of his or her heirs, executors and administrators.

   Section 11. Insurance and Subrogation. To the extent the Corporation maintains an insurance policy or policies providing liability insurance for directors or officers of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with its or

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their terms  to the  maximum extent of coverage available for any such director or officer under such policy or policies.

   In the event of any payment hereunder, the Corporation shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

   The Corporation shall not be liable under this Article VII to make any payment of amounts otherwise indemnifiable hereunder if, and to the extent that, Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

   Section 12. Severability. If any provision or provisions of this Article VII shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article VII shall be construed so as to give effect to the intent manifested by the provisions held invalid, illegal or unenforceable.

   Section 13. Certain Persons Not Entitled to Indemnification. Notwithstanding any other provision of this Article VII, no person shall be entitled to indemnification or advancement of Expenses under this Article VII with respect to any Proceeding, or any Matter therein, brought or made by such person against the Corporation.

   Section 14.    Definitions.   For purposes  of this  Article VII:

   "Change of Control" means a change in control of the Corporation after the date of effectiveness of these Bylaws in any one of the following
circumstances:   (a)  there shall have occurred an  event required  to be
reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Corporation is then subject to such reporting requirement; (b) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall have become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30% or more of the combined voting power of the Corporation's then outstanding voting securities without prior approval of at least two-thirds of the members of the Board

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of  Directors  in  office  immediately  prior  to  such  person's attaining such percentage interest; (c) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

   "Corporate Status" describes a status of a person who is or was a director, officer, or employee or agent of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation.

   "D.G.C.L." means the General Corporation Law of the State of Delaware, as currently in effect or as amended from time to time.

   "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

   "Indemnitee" includes any person who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Section 1 or 2 of this Article VII by reason of his or her Corporate Status.

   "Independent Counsel" means a law firm, or member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the five years previous to his or her selection or appointment has been, retained to represent: (a) the Corporation or Indemnitee in any matter material to either such party, (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder or (c) the beneficial owner, directly or indirectly, of securities of the Corporation representing 5% or more of the combined voting power of the Corporation's then outstanding voting securities.

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   "Matter" is  a claim,  a material  issue  or  a  substantial request for relief.

   "Proceeding"  includes   any  action,   suit,   arbitration, alternate
dispute    resolution    mechanism,    investigation, administrative hearing  or
any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Section 9 of this Article VII to enforce his or her rights under this Article VII.

   Section 15.    Notices.   Any notice  or other communication required or
permitted to  be given or made to the Corporation or Indemnitee pursuant to this
Article VII shall be given or made in writing by depositing the same in the United States mail, with postage thereon prepaid, addressed to the person to whom such notice or communication is directed at the address of such person on
the   records  of   the  Corporation,   and  such  notice  or communication
shall be deemed given or made at the time when the same shall be so deposited in the United States mail. Any such notice or communication to the Corporation shall be addressed to the Secretary of the Corporation.

   Section 16.    Contractual  Rights.     The   right  to   be indemnified or
to the advancement or reimbursement of Expenses under this Article VII (i) is a contract right based upon good and valuable consideration, pursuant to which Indemnitee may sue as if these provisions were set forth in a separate written contract between him or her and the Corporation, (ii) is and is intended to be retroactive and shall be available as to events occurring
prior  to the  effectiveness of  these  provisions  and (iii)  shall   continue
after   any  rescission  or  restrictive modification of  such provisions  as to events  occurring  prior thereto.


                                 ARTICLE VIII

                              GENERAL PROVISIONS

   Section 1.     Dividends.   Dividends upon the capital stock of the
Corporation, subject to the provisions of law and of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

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